UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2018

SONOCO PRODUCTS COMPANY

Commission File No. 001-11261

Incorporated under the laws	I.R.S. Employer Identification
of South Carolina	No. 57-0248420
1 N. Second St.
Hartsville, South Carolina 29550
Telephone: 843/383-7000

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 14, 2018, the Executive Compensation Committee of Sonoco’s Board of Directors approved the following equity awards under the Sonoco Products Company 2014 Long-Term Incentive Plan:

	Stock-Settled Stock Appreciation Rights	Restricted Stock Units	Performance Contingent Restricted Stock Unit Awards
Name			Threshold	Target	Maximum
M. J. Sanders[1]	0	0	0	0	0
R. C. Tiede	89,504	12,265	12,654	25,308	50,616
B. L. Saunders	45,802	6,277	6,476	12,951	25,902
R. H. Coker	28,054	3,845	3,967	7,933	15,866
R. D. Fuller	28,054	3,845	3,967	7,933	15,866
All other officers	126,244	17,304	17,851	35,701	71,402
¹ M.J. Sanders did not receive an award due to his scheduled retirement as Chief Executive Officer, effective April 2, 2018.

Stock-Settled Stock Appreciation Rights
Stock-settled stock appreciation rights (“SSARs”) provide executive officers and other key management employees the right to receive shares of the Company’s common stock equal to the appreciation in share price above the closing price after the awards have vested. The material terms and conditions are as follows:

Grant Features

Grant Type:	Stock-Settled Stock Appreciation Rights

Exercise Price:	February 14, 2018 closing price of the Company's stock on the New York Stock Exchange of $50.83 per common share

Exercise Term:	10 years from date of grant; expiration date February 14, 2028.

Vesting:
One third vesting on February 14, 2019, 1/3 vesting on February 14, 2020, and 1/3 vesting on February 14, 2021. Unvested SSARs are cancelled upon termination of employment, except in the case of death, disability, or involuntary (or good reason) termination within two years of a Change in Control that meets the criteria of Internal Revenue Code (“IRC”) Section 409A and the regulations thereunder, in which case, unvested SSARs will immediately vest upon the date of termination.

Clawback Policy:
It is Sonoco’s policy that, if Sonoco is required to restate its financial results because of its material noncompliance with any financial reporting requirement under the securities laws, Sonoco’s Executive Compensation Committee will review all awards or payments of any form of bonus or incentive-based compensation made to current and former executive officers of Sonoco within the three-year period immediately preceding the date on which Sonoco is required to prepare the restatement.  If the Committee determines that any such bonus and incentive awards or payments were based on erroneous data and would have been lower had they been calculated based on the restated results, and further determines that fraud, gross negligence, or intentional misconduct by any such executive officer was a contributing factor to Sonoco’s having to restate its financial results, the Committee will review the facts and circumstances of such actions and, to the extent permitted by applicable law, may seek to recover for the benefit of Sonoco the difference between the amounts awarded or paid and the amounts that would have been awarded or paid based on the restated results.

Exercise Period at Termination

Death:	Longer of remaining term of SSAR or one year.

Disability:	Shorter of remaining term of SSAR or one year from termination following total disability.

Retirement:
Shorter of remaining term of SSAR or five years from retirement provided the employee does not accept employment (without prior approval from Sonoco) that violates their signed Employee Agreement; violation results in forfeiture of all remaining shares.

Termination without cause:	Three month exercise period for vested awards after expiration of any blackout period (if applicable)

Termination for cause:	Immediate cancellation of all awards

Change in Control:	Shorter of remaining term of SSAR or one year from an involuntary (or good reason) termination within two years of a Change in Control

Allowable Exercise Provisions

•	Withholding of shares to pay taxes.

•	Receive stock certificate for value of SSARs or have certificate sent to company approved broker for addition to personal account or sale for cash

Restricted Stock Units
Restricted stock units (“RSUs”) provide executive officers and other key management employees the right to receive full-value shares of the Company’s common stock on the date that the awards vest at no cost to the employee. The material terms and conditions are as follows:

Grant Features

Grant Type:	Restricted Stock Units

RSU Price:	Fair Market Value on February 14, 2018 (Closing price on New York Stock Exchange)

Vesting:
1/3 vesting on February 14, 2019, 1/3 vesting on February 14, 2020, and 1/3 vesting on February 14, 2021. Unvested RSUs are cancelled upon termination of employment, except in the case of death, disability, or involuntary (or good reason) termination within two years of a Change in Control that meets the criteria of Internal Revenue Code (“IRC”) Section 409A and the regulations thereunder, in which case, unvested RSUs will immediately vest upon the date of termination.

Clawback Policy:
It is Sonoco’s policy that, if Sonoco is required to restate its financial results because of its material noncompliance with any financial reporting requirement under the securities laws, Sonoco’s Executive Compensation Committee will review all awards or payments of any form of bonus or incentive-based compensation made to current and former executive officers of Sonoco within the three-year period immediately preceding the date on which Sonoco is required to prepare the restatement.  If the Committee determines that any such bonus and incentive awards or payments were based on erroneous data and would have been lower had they been calculated based on the restated results, and further determines that fraud, gross negligence, or intentional misconduct by any such executive officer was a contributing factor to Sonoco’s having to restate its financial results, the Committee will review the facts and circumstances of such actions and, to the extent permitted by applicable law, may seek to recover for the benefit of Sonoco the difference between the amounts awarded or paid and the amounts that would have been awarded or paid based on the restated results.

Dividends and Stock Splits:	Dividend equivalents will not be credited to unvested RSUs. The number of RSUs will be adjusted for stock dividends and stock splits.

Termination of Employment:
Unvested RSUs are cancelled upon termination of employment, except in the case of death, disability, or involuntary (or good reason) termination within two years of a Change in Control that meets the criteria of Internal Revenue Code (“IRC”) Section 409A and the regulations thereunder, in which case, unvested RSUs will immediately vest upon the date of termination.

Miscellaneous

•
Officers may elect to defer receipt of shares from vested RSUs until six months following separation from service. This election must be made within 30 days of the date the grant was approved by the Board.

•	Non-officers may not elect to defer receipt of vested RSUs.

•	Tax withholding may be paid by the recipient in cash or by having shares withheld from the award settlement.

•	RSUs do not have voting rights.

•	All RSUs issued under this program are subject to all terms and conditions of the shareholder approved 2014 Long-Term Incentive Plan.
Performance Contingent Restricted Stock Unit Awards
The material terms and conditions of the 2018 grants of performance contingent restricted stock units (“PCSUs”) are as follows:

Grant Features

Grant Date:	February 14, 2018

Plan Structure:	3-year performance plan

Performance Cycle:	January 1, 2018 through December 31, 2020

Payout:	Goals will be established for three levels of performance: acceptable, superior and outstanding.
• 200% of target shares vest if outstanding (maximum) performance is achieved after three years
• 100% of target shares vest if superior (target) performance is achieved after three years
• 50% of target shares vest if acceptable (threshold) performance is achieved after three years
• If performance levels fall below threshold achievement no shares will vest.

Measures:	Base EPS growth rate	40% weighting
	Average RONAE	60% weighting

Clawback Policy:
It is Sonoco’s policy that, if Sonoco is required to restate its financial results because of its material noncompliance with any financial reporting requirement under the securities laws, Sonoco’s Executive Compensation Committee will review all awards or payments of any form of bonus or incentive-based compensation made to current and former executive officers of Sonoco within the three-year period immediately preceding the date on which Sonoco is required to prepare the restatement.  If the Committee determines that any such bonus and incentive awards or payments were based on erroneous data and would have been lower had they been calculated based on the restated results, and further determines that fraud, gross negligence, or intentional misconduct by any such executive officer was a contributing factor to Sonoco’s having to restate its financial results, the Committee will review the facts and circumstances of such actions and, to the extent permitted by applicable law, may seek to recover for the benefit of Sonoco the difference between the amounts awarded or paid and the amounts that would have been awarded or paid based on the restated results.

Other Award Provisions

Dividends and Stock Splits:	Dividend equivalents will not be credited to unvested PCSUs. The number of PCSUs will be adjusted for stock dividends and stock splits.

Termination of Employment:	Except as provided below, no PCSUs will vest if an individual is not employed by Sonoco at the end of the performance period (December 31, 2020).

In the event of involuntary termination, for reasons other than due to death, disability or retirement, the participant will forfeit all unvested PCSUs. If the participant leaves for death, disability, or retirement during the three-year performance period, the participant will be entitled to a settlement of any PCSUs that would otherwise vest at the end of the three-year performance period on a prorated basis equal to the time employed. The PCSUs to be vested will be calculated on the date of such termination. Participants who leave the company for other reasons will forfeit all awards. Any vested PCSUs that were not subject to a deferral election will be settled at the regular time.

Corporate Transactions:	Sale or Divestitures:	No change to performance goal.
	Acquisitions:	No change to performance goal.
Change in Control:
Upon consummation of a Change in Control that meets the criteria of Internal Revenue Code (“IRC”) Section 409A and the regulations thereunder, all unvested PCSUs will vest at Target on a prorata basis if the Change in Control occurs during the 3-year Performance Period. A lump sum payment equal to the aggregate Fair Market Value of the PCSU (using the weighted average stock price on the last trading day immediately preceding the Change in Control) will be issued to the participant, within 30 days following the Change in Control unless the PCSUs were subject to a deferral election or mandatory deferral under IRC Section 162(m) as described below. In such event, payment of the PCSUs will be paid out at the earliest permitted under Code section 409A (and in accordance with any deferral elections previously made).

Miscellaneous

•
Officers may elect to defer receipt of shares from vested PCSUs until six months following separation from service. This election must be made within 30 days of the date the grant was approved by the Board.

•	Non-officers may not elect to defer receipt of vested PCSUs.

•	All vested PCSUs will be settled in Sonoco common stock on a one-for-one basis.

•	Tax withholding may be paid by the recipient in cash or by having shares withheld from the award settlement.

•	PCSUs do not have voting rights.

•	All PCSUs issued under this program are subject to all terms and conditions of the shareholder approved 2014 Long-Term Incentive Plan.

Measurement Scales
The financial performance measures used to determine the number of performance units vested and their weightings are the three-year average annual base earnings per share growth rate ("BEPSGR1,2), weighted 40%, and the average return on net assets employed (“RONAE”), after adjusting to exclude certain items, weighted 60%.
The targets for the January 1, 2018 through December 31, 2020 performance cycle are as follows:

	Threshold	Target	Maximum
Average annual base earnings per share growth rate (BEPSGR)	1.0%	6.8%	8.4%
Average Three-Year RONAE[3]	10.7%	11.8%	12.2%

¹
Base earnings and base earnings per share ("BEPS") used to determine the BEPSGR and RONAE is adjusted to exclude non-service pension and post-retirement cost changes. The 2017 BEPS used in the calculation of the BEPSGR for the three-year performance period ending December 31, 2020 is adjusted to reflect the expected reduction in the base effective tax rate created by the Tax Cuts and Jobs Act.

[2]
Base Earnings Per Share Growth Rate (BEPSGR) is the constant compounded annual growth rate represented by the cumulative BEPS (as adjusted to exclude certain items) for the three years of the measurement period, relative to BEPS for the most-recently completed year preceding the grant date. Sonoco intends to reward performance based on predetermined BEPS growth rate goals. Should any year's financial statement results be restated, including financial statement results for the most recently completed year preceding the grant date, the BEPSGR will be calculated using such restated results.

[3]
Required performance levels will be adjusted to reflect capital invested in acquisitions over the three-year period. The RONAE goals will be adjusted down at an effective rate of 0.18% per $100 Million of acquisition investment multiplied by the percent of time remaining in the three-year performance cycle as of the date of the acquisition.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: February 20, 2018	By:	/s/ Barry L. Saunders
Barry L. Saunders
Senior Vice President and Chief Financial Officer